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                                                                    Exhibit 16.1


                         [DELOITTE & TOUCHE LEETERHEAD]


September 17, 1999



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Michael Anthony Jewelers, Inc. dated September 16, 1999.

Yours truly,


/s/ Deloitte & Touche LLP